                                                                     Exhibit 5.1



                                   June 29, 2000

Blaze Software, Inc.
150 Almaden Boulevard
San Jose, California 95113

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Blaze Software, Inc., a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about June 29, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,192,090 shares of your Common Stock, $0.0001 par value (the "Shares"), reserved for issuance pursuant to the 1996 Stock Option Plan, the 2000 Stock Option Plan and the 2000 Employee Stock Purchase Plan (collectively, the "Plans"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Registrant under the Plans. We assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

     It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/ WILSON SONSINI GOODRICH & ROSATI